UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2014

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2014, the Board of Directors of Old National Bancorp (the "Company") elected Jerome "Jerry" F. Henry, Jr. to serve as a director for a term expiring at the 2015 annual meeting of shareholders. Mr. Henry has not yet been assigned to any Board committees. Mr. Henry has no relationships or transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Henry will be compensated for his service on the Board of Directors of the Company and any committee of the Board on which he serves in accordance with the Company’s compensation arrangements for all outside directors. Outside directors of the Company are paid an annual retainer of $70,000 for serving as directors. Of this amount, directors receive $35,000 in cash and $35,000 in the form of Company stock. The stock retainer is paid in two equal installments in May and November. Additional committee chair and committee membership retainers are paid as follows: Audit Committee Chair $12,000, Audit Committee Member $6,000, Compensation and Management Development Committee Chair $10,000, Compensation and Management Development Committee Member $5,000, Other Committee Chair $8,000, and Other Committee Member $4,000. Committee fees and the cash retainer are paid quarterly in the month following the end of the quarter, except fees for the last quarter of the year, which are paid in December.

In addition, Mr. Henry will be eligible to participate in a nonqualified deferred compensation plan, known as the "Directors Deferred Compensation Plan," for the Company’s non-employee directors. A director may defer 25%, 50%, 75%, or 100% of his cash compensation pursuant to this plan. The Company credits a director’s plan account with earnings based on the hypothetical earnings of an investment fund consisting of Company stock, the return on a recognized market index selected by the Compensation and Management Development Committee of the Board, or a combination of the two, as elected by the director.

A copy of a press release issued on June 2, 2014 announcing the election of Mr. Henry to the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2014, the Board of Directors of the Company adopted an amendment to Article V, Section 1 of the Company's By-Laws. As amendmed, the number of directors to be elected by the holders of the shares of capital stock entitled by the Articles of Incorporation of the Company to elect directors shall be fifteen (15).

A copy of the Company's Amended and Restated By-Laws, as amended on June 2, 2014, is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and Article V, Section 1 thereof is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.1 - Amended and Restated By-Laws of Old National Bancorp, as amended June 2, 2014.

99.1 - Press Release issued by Old National Bancorp dated June 2, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

June 2, 2014	By:	Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: Executive Vice President, Chief Legal Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Old National Bancorp, as amended June 2, 2014.
99.1	Press Release issued by Old National Bank dated June 2, 2014